EXHIBIT 1
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               Consent of Morgan Grenfell Asset Management Limited
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                  The  undersigned  agrees that the Schedule  13G/A  executed by
Deutsche Bank AG to which this statement is attached as an exhibit is filed on behalf of Deutsche Bank AG, Morgan Grenfell Asset Management Limited and Morgan Grenfell Investment Management Limited pursuant to Rule 13d-1(f)(1) of the Securities Exchange Act of 1934.

Dated:  March 11, 1999



                                        MORGAN GRENFELL ASSET MANAGEMENT LIMITED



                                        By: /s/ William Slattery
                                           -----------------------------
                                           Name:   William Slattery
                                           Title:  Head of Business Risk